EXHIBIT 10.58

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

License Agreement

F. Hoffmann-La Roche Ltd.

and

Affymetrix, Inc.

dated

January 29, 2003

CONTENTS

I.	Common Terms and Definitions.
II.	License Grants.
III.	Payments
IV.	Covenants
V.	PCR License Option
VI.	Term and Termination.
VII.	Warranty and Warranty Disclaimers.
VIII.	Limited Liability.
IX.	Indemnity.
Exhibit A:	Roche PCR Patents
Exhibit B:	[***]
Exhibit C:	Affymetrix Designation and Branding Guidelines

i

LICENSE AGREEMENT

January 29, 2003

This LICENSE AGREEMENT (the “Agreement”) is effective as of the date first written above (“Effective Date”) between Affymetrix, Inc., a Delaware corporation (“Affymetrix”), and F. Hoffmann-La Roche Ltd. (“Roche”).

I.              Common Terms and Definitions.

(a)           Common Terms.

(i)            All capitalized terms not otherwise defined herein shall have the meanings set forth in the Common Terms Agreement, dated as of even date herewith, between Affymetrix and Roche (the “Common Terms Agreement”).

(ii)           This Agreement shall be governed by and subject to the provisions contained in the Common Terms Agreement, in accordance with its terms.

(b)           Definitions.

(i)            “Acceptance Notice” has the meaning set forth in Section VI(k)(ii).

(ii)           “Base Sales Royalty” shall have the meaning set forth in Section III(c)(i).

(iii)          “Comparable License” has the meaning set forth in Section VI(k)(i).

(iv)          “Competing Products” means all products that test for the same analytes and that directly compete with a Diagnostic Product being sold by Roche in that Major Territory, including specifically the competing Roche Diagnostic Product.

(v)           “Defined Technology” shall mean all Intellectual Property owned by Affymetrix (other than as set forth below) useful for the detection of nucleic acids for any human diagnostic purpose that, (i) insofar as it relates to [***], utilizes less than [***] (“[***]”) or [***] and has a [***]; or (ii) insofar as it involves [***], utilizes [***], provided that each [***] contains no more than [***] individual [***]; provided that “Defined Technology” does not include any [***] or [***] pertaining to [***], or, in addition, any [***] that is subject to existing exclusive rights that would prevent the granting of the covenant contained in Section IV(a).

(vi)          “Enforcement Proceeding” shall have the meaning set forth in Section III(c)(ii)(2).

(vii)         “First Sale” shall have the meaning set forth in Section III(c)(i)(B).

(viii)        “Human Identity Field”  means the field of use comprising products and processes utilizing PCR for the sole purpose of determining human identity or distinguishing among human beings, whether living or dead. The term “Human Identity Field” shall included parentage testing to determine if two or more human beings are biologically related as parent and child and forensic testing for use in, or in preparation for, death investigations or other legal proceedings, but such term shall specifically exclude testing for tissue typing.

(ix)           “In Vitro Human Diagnostics Field” means the measurement, observation or determination of attributes, characteristics, diseases, traits or other conditions of a human being for the medical management of that human being, including without limitation:

(1)           genetic testing, including determinations of genetic predisposition;

(2)           oncology and cancer predisposition testing;

(3)           testing for tissue typing (excluding the Human Identity Field);

(4)           infectious disease detection, screening, confirmation and monitoring; and

(5)           therapeutic drug monitoring.

For purposes of this Agreement, the term “In Vitro Human Diagnostics Field” shall not include the Human Identity Field, nor shall such term include the measurement or observation of samples of material other than samples of material obtained from human beings. In no event shall the term “In Vitro Human Diagnostics Field” include or be construed to include the performance of PCR for the detection of pathogens for use in blood bank screening and the plasma fractionation industry.

(x)            “Licensed Patent” shall have the meaning set forth in Section III(c)(ii)(1).

(xi)           “Major Competitor” shall mean [***], [***], [***] or [***], or any other entity that competes with the business currently constituting the diagnostic business units, worldwide, of F. Hoffmann-La Roche Ltd. and its Affiliates, taken as a whole, provided that any entity shall only be a “Major Competitor” for so long as it continues to compete with such units.

(xii)          “Major Territory” shall mean any of the following: (i) United States, (ii) Canada, (iii) Great Britain, (iv) Germany, (v) France, (vi) Italy, (vii) Spain, (viii) Japan, (ix) Australia, (x) China, (xi) South Korea, (xii) Taiwan and (xiii) Singapore.

(xiii)         “Minimum Sales Royalty” shall have the meaning set forth in Section III(c)(i).

3

(xiv)        “More Favorable Terms” shall have the meaning set forth in Section IV(j)(i).

(xv)         “PCR License” shall have the meaning set forth in Section V.

(xvi)        “PCR License Option” shall have the meaning set forth in Section V.

(xvii)       “PCR Option Fee” shall have the meaning set forth in Section V.

(xviii)      “Relevant Product” shall mean a product that tests for the same [***] and that is or would [***] with a [***] that is either (i) being [***] in the relevant [***] or (ii) [***] and with respect to which [***] (A) has spent at least [***] toward the development of such product, as certified in writing by [***] to Affymetrix; (B) has actually purchased [***] specifically for the development of that product; and (C) has not abandoned the [***].

(xix)         “Roche Content” shall mean marketable Content that is either (i) developed by Roche at Roche’s cost and expense or (ii) developed by a Third Party at Roche’s cost and expense.

(xx)          “Roche Content Development Costs” shall mean the reasonable costs of the sum of (i) employees (on an FTE basis),  (ii) overhead expenses and (iii) any other cost that is expensed for financial accounting purposes under US GAAP, in each case as actually incurred by Roche for development of Roche Content.  Roche Content Development Costs will not include, for example, capital expenditures or any costs that are to be amortized or depreciated for financial accounting purposes under US GAAP.

(xxi)         “Roche PCR Patents” shall mean those patents listed on Exhibit A attached hereto.

(xxii)        “[***]” shall mean the [***] Roche to [***] the [***] by Roche for [***] as set forth in Section III(c) of this Agreement, as determined on a [***] basis.

(xxiii)       “[***]” shall mean a [***] that Roche elects to use in connection with its [***] in order to [***] in accordance with Section III(c) of this Agreement.

(xxiv)       “Substantial Infringer” shall mean a Third Party infringer of Affymetrix Technology which has achieved at least [***]% of the total Sales of all Relevant Products in a Major Territory for their particular Relevant Product, which Relevant Product is Substantially Infringing Affymetrix’ Array patents.

(xxv)        “Substantial Infringement” shall have the meaning set forth in Section III(c)(ii)(1).

(xxvi)       “Substantially Infringing” shall have the meaning set forth in Section III(c)(ii)(1).

4

(xxvii)      “Termination Date” shall have the meaning set forth in Section VI(a).

II.            License Grants.

(a)           Affymetrix Technology License.  Except as expressly and unambiguously granted in this Agreement, no transfer or Sale in any form of Arrays, Affymetrix Instruments or Diagnostic Products by any of Roche and its Affiliates will constitute any implied or express right or license under the Affymetrix Technology or any Content of Affymetrix other than the normal implied license to end-users associated with the Sale of a Diagnostic Product by Roche or its Affiliates.  Subject to the terms and conditions of this Agreement, Affymetrix hereby grants to Roche a limited, [***], [***], [***] (except as provided in Section VI(i) of the Common Terms Agreement), [***] license, during the term of this Agreement, under the [***] (to the extent Affymetrix is not prevented under its existing contracts to license such [***] to Roche and its Affiliates) to [***], [***] and [***] to [***] for a [***].  Notwithstanding the foregoing, Roche shall have no right to, and will not (i) [***], [***] or [***] or [***] alone, as a [***] or [***] any [***] except as [***], (ii) [***] or [***] in any manner (except as provided in Section III(h)(ii)) or (iii) [***] or [***] or [***].

(b)           Obligations to Customers.  Any and all obligations associated with Roche’s business shall remain the sole responsibility of Roche. Any and all sales and other agreements between Roche and its customers are and shall remain Roche’s exclusive responsibility, except as provided in the Supply Agreement, and shall have no effect on Roche’s obligations pursuant to this Agreement.  Roche agrees to provide all technical support and product service (including support for adaptation for diagnostic uses) for the use of the Diagnostic Products by its customers, other than as set forth in the Supply Agreement.

(c)           Trademark License. Subject to the terms and conditions of this Agreement, including Section IV(h) below, Affymetrix hereby grants to Roche a nonexclusive, worldwide, nontransferable, nonsublicensable, royalty-free license, during the term of this Agreement, to use and display Affymetrix Trademarks on Diagnostic Products, Diagnostic Instruments, components of such Diagnostic Products or Diagnostic Instruments, and materials related to the marketing, promotion and/or use of Diagnostic Products or Diagnostic Instruments.  No other right to use the Affymetrix name or any Affymetrix Trademark is granted or implied by this Agreement.

III.           Payments.  In consideration for the rights and licenses granted to it under this Agreement, Roche shall pay Affymetrix the following amounts on the dates specified, which amounts shall be nonrefundable and noncreditable except as provided in this Agreement:

(a)           Initial Payment.  US$70,000,000 on or within seven days after the Effective Date.

(b)           Annual License Installment Payments.  Annual license installment payments (the “License Installment Payments”) shall be deemed earned as of January 1, but payable no later than June 1 (or the first business day thereafter) for the particular year specified as follows:

5

Payment Date	U.S. Dollar Amount
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

There [***] the payment due in [***].  The actual amount of License Installment Payments indicated above will be [***] actually payable in cash to Affymetrix on [***] earned through [***] pursuant to Section III(c) below.  For example, if during calendar year [***], Roche would be required to make payments of  $[***] in [***] pursuant to Section III(c), then Roche would [***] to Affymetrix, representing the [***].  If on the other hand during calendar year [***], Roche would be required to [***] pursuant to Section III(c), then Roche would [***] and would carry a $[***] (but, for avoidance of doubt, [***]) payable pursuant to Section III(c).

(c)           Royalty Payments to Affymetrix.

(i)            Roche and its Affiliates shall pay Affymetrix quarterly royalties of [***]% of Net Sales (the “Base Sales Royalty”); provided, however, that the Base Sales Royalty associated with any particular Diagnostic Product may be reduced to no less than [***]% of Net Sales associated with that Diagnostic Product sold by Roche or its Affiliates (the “Minimum Sales Royalty”) if:

                                (A)          the Diagnostic Product sold utilizes any Content developed by a Third Party for which Roche must pay royalties on Net Sales to such Third Party or to Affymetrix for remittance to such Third Party (in which case the Base Sales Royalty may be reduced (to no less than the Minimum Sales Royalty), such reduction to be calculated on a dollar for dollar basis based on royalties actually paid to Third Parties and earned based on the sale of such Diagnostic Product); and/or

                                (B)           the Diagnostic Product sold utilizes any Roche Content and Roche, at its option, has elected in writing (which election has been provided to Affymetrix prior to the first commercial sale of such Diagnostic Product) the [***] for such Diagnostic Product (in which case the Base Sales Royalty, to the extent such royalty rate would not drop below the Minimum Sales Royalty after taking into account the royalty reduction set forth in Section III(c)(i)(A) above, for such [***] may be reduced on a dollar for dollar basis for Roche Content Development Costs (i) incurred on or prior to the time the relevant [***] was first

6

sold (a “First Sale”), and (ii) any additional Roche Content Development Costs incurred after such [***] First Sale that result in material improvements or revisions to the Roche Content utilized by the [***].  If Roche elects the [***] for a Diagnostic Product, the amount of the reduction in the royalty attributable to the Roche Content Development Costs for such [***] shall not exceed the aggregate amount of Roche Content Development Costs actually incurred for that particular [***] (and once Roche has been reimbursed its Roche Content Development Costs for such [***] in full, the royalty reduction set forth in this Section III(c)(i)(B) shall cease).

(ii)           Patent Enforcement.

(1)           Notice of Substantial Infringement.  In the event Roche becomes aware of an alleged Substantial Infringement of a patent included in the Affymetrix Technology (a “Licensed Patent”) in a given Major Territory by an unlicensed Third Party other than Genentech or Chugai, Roche may provide written notice thereof to Affymetrix (inclusive of documentary evidence of infringement and market data as to the infringing Sales activity which are reasonably reliable). “Substantial Infringement” or “Substantially Infringing” as used in this Section III(c)(ii) shall mean that the alleged infringing Sales of a Substantial Infringer.

(2)           Enforcement and Royalty Abatements.  If Affymetrix fails, within [***] of delivery of such notice of Substantial Infringement of a Licensed Patent  by a Third Party in a given Major Territory, to enter into license negotiations with or Enforcement Proceedings in such Major Territory against such Third Party, or if having timely entered into license negotiations with or Enforcement Proceedings against such Third Party, Affymetrix fails to cause the Substantial Infringer to cease such Substantial Infringement within the relevant Major Territory within [***] of delivery of said notice, then until Affymetrix provides written notice to Roche that such Substantial Infringer has ceased Substantial Infringement in such Major Territory: (i) if the Substantially Infringing Sales are at least [***]%, but less than [***]%, of [***] in such Major Territory in any particular [***], Roche shall be entitled to a [***]% [***] payable to Affymetrix on Roche’s and its Affiliates’ [***] that are [***] with such Substantially Infringing Sales in such Major Territory as of such notice; or (ii) if the Substantially Infringing Sales are at least [***]% of [***] in such Major Territory in any particular [***], then Roche shall be entitled to a [***] such that the [***] is equal to [***]% of the [***] of the [***] on such product’s [***].  The actual dollar amount of [***] under (i) and (ii) above shall be [***] the next year’s [***] payable pursuant to Section III(b), if any.  Notwithstanding the foregoing, (i) if Roche [***] the Third Party that is a Substantial Infringer, in any case, [***], Roche shall [***] as provided in the immediately preceding sentence.  An “Enforcement Proceeding” shall mean a court action or other legal action brought before a competent patent authority in the relevant Major Territory.  In the event that a Substantial Infringement notice has been given with respect to [***] Major Territories for the same Third Party, Affymetrix’ obligation to enter into license negotiations with or Enforcement Proceedings against such Third Party within [***] of such notice or obtain the cessation of Substantial Infringement within [***] shall be satisfied with respect to all such Major Territories provided Affymetrix

7

takes required action and achieves results within the required time period in no [***] Major Territories, including the most significant Major Territory to [***], if any, [***].  No [***] in any such Major Territory at any time provided that [***] as indicated above, and upon successful completion of Enforcement Proceedings in any particular Major Territory, Affymetrix shall notify Roche and, provided the Substantial Infringement remains in one or more Major Territories, [***] any Major Territory if Affymetrix commences action in a replacement Major Territory under the requirements above as if a new notice of Substantial Infringement has been given; provided that the [***] period shall be [***].  In the event that Affymetrix fails to enter into a license with such Third Party for any Major Territory or to achieve the cessation of Substantial Infringement in any Major Territory within the [***] period above, then each Major Territory shall thereafter [***] for such Third Party under this paragraph, and provided that Substantial Infringement remains in [***] Major Territories, no [***] in such Major Territory under the requirements above as if a new notice of Substantial Infringement has been given, provided that the [***] period shall be [***].  If no Substantial Infringement exists in any such Major Territory, then a suit in any other country where Substantial Infringement exists shall satisfy Affymetrix’ obligation hereunder.

(3)           Continuing Royalty Payment Obligations. Except to the extent provided in Section III(c)(i)(B) above with respect to specific Diagnostic Products, Roche’s obligation to pay royalties on the Net Sales of Diagnostic Products Sold by Roche and its Affiliates shall remain in effect to the extent provided for in this Agreement notwithstanding any alleged infringement by any Third Party of any of the Licensed Patents.

(4)           No Roche Right to Enforce the Licensed Patents.  It is expressly understood that nothing contained herein shall in any way grant or be construed to grant to Roche the right to enforce the Licensed Patents or any other Affymetrix Technology.  Affymetrix shall have the sole right to bring legal action to enforce the Licensed Patents against any alleged infringement by any Third Party.

(d)           Milestone Payments.  Whenever during the term of this Agreement (which shall include the contract year following the delivery of an Early Termination Notice (as defined below)), Affymetrix or Roche achieves one of the following milestones that has not been met before with respect to a given [***] or [***], as applicable (each, a “Milestone”), Roche shall pay Affymetrix the amounts set forth below (each, a “Milestone Payment”), provided that such Milestone Payments do not exceed US$[***] in the aggregate or US$[***] in any calendar quarter, with any [***] subject to such [***] and [***]; and, provided further, that any [***] shall be due and payable (subject to such [***]) upon notice of early termination of this Agreement:

(i)            Upon the earlier to occur of (A) initial [***] for a particular [***] in any of the [***], [***] or [***], or (B) [***] for such [***] in the [***] of at least $[***] over [***], then for such [***]:

8

(1)           US$[***] if Affymetrix has [***] substantially to the [***] of such [***]; or

(2)           US$[***] if Affymetrix has [***] substantially to the [***] of such [***]; and

(ii)           US$[***] upon Affymetrix’ [***] or Affymetrix’ [***] to the [***] of a [***] (e.g., [***]), including [***], if required, for use in connection with a [***] that complies with either (i) all the [***] (including [***]) set forth on Exhibit B hereto or (ii) all the desired [***] (including [***]) set forth on Exhibit B hereto.

Milestone Payments on Milestones achieved during the term of this Agreement shall be paid in accordance with Section III(e) below, but not, in the case of (iii)  above, unless and until the [***] of such [***] in any of the [***], [***] or [***].  Notwithstanding anything to the contrary herein, [***]% of the amount of Milestone Payments paid will be [***] to Affymetrix on [***] earned through [***] pursuant to Section III(c) above, after [***] set forth under Section III(b) above, if applicable.

(e)           Payment Terms. All payments to Affymetrix under this Agreement are non-refundable.  All such payments are to be made in US dollars in the United States by wire transfer of immediately available funds. All conversions from foreign currency to US dollars will be determined on the last business day of each calendar quarter in the calendar quarter in which the payment, revenue, expenditure, or other transaction involving non-US currency occurred, based on the relevant spot exchange rate published in the Wall Street Journal on the last day of that quarter. In no event will Affymetrix be required: (i) to pay any portion of any deficit and (ii) to make any refund of any amounts paid to Affymetrix. Except as otherwise set forth herein, payments shall be due 60 days following the end of each quarter or date of invoice.  Late payments shall bear interest at the lower of: (xi) the Bank of America prime rate or (y) the maximum rate allowed by law. All prices and payments to Affymetrix are exclusive of taxes, duties, shipping, withholdings and the like, all of which will be borne by Roche (except taxes or withholdings based on Affymetrix’ income), except such taxes and withholdings that are fully creditable against US income taxes where Roche (i) supplies any and all necessary or requested certificates and documentation to receive such credit, and (ii) gives Affymetrix notice of the requirement for such taxes and withholdings and allows Affymetrix the opportunity to protest their assessment and collection.

(f)            Taxes.

(i)            Any and all amounts payable hereunder by a party using a license granted under or pursuant to this Agreement do not include any government taxes (including without limitation sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Diagnostic Products and the licensee shall bear all such taxes and duties (other than taxes on the net income of the licensor). When the licensor has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to the licensee’s invoice and paid by the licensee, unless the licensee provides the licensor with a valid tax exemption certificate authorized by the appropriate taxing authority.

9

(ii)           All payments by a party using a license granted under or pursuant to this Agreement are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes that are otherwise imposed on payments to the licensor shall be the sole responsibility of the licensee. The licensee shall provide the licensor with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by the licensor to establish that such taxes have been paid. If the licensor uses a foreign tax credit received by the licensor as a result of the payment of withholding taxes by the licensee and thereby reduces the amount of United States income tax that the licensor otherwise would have paid, the licensor shall refund to the licensee the amount of such reduction with respect to such foreign tax credit.

(g)           Records and Audit Rights. A Party using a license granted under or pursuant to this Agreement shall provide to the licensor within 60 calendar days of the end of each calendar quarter a royalty report outlining the Diagnostic Products (or components thereof) Sold, Net Sales associated thereto, royalties due and payments made (and credits or offsets taken) in accordance with this Section III or other applicable provisions.  Such royalty report will show breakdowns for each Diagnostic Product in each country, and shall constitute Confidential Information.  The licensee shall keep complete and accurate records reflecting all information necessary or useful in verifying the accuracy of each report. The licensor shall have the right to hire an independent certified public accountant to inspect all records required to be kept by the licensee pursuant to this Agreement (which accountant shall be reasonably acceptable to the licensee and shall keep all information confidential except to disclose the fact and amount of any discrepancies); provided, such audit: (i) is conducted during normal business hours, (ii) is conducted no more often then once per year, (iii) is conducted only after the licensor has given 30 days prior written notice, and (iv) the audited Party has the ability to review the accountant’s report on any discrepancies to confirm the report does not contain any other Confidential Information. The audited Party shall, at its own expense, make such records (or copies thereof) available to the accountant at a single location in the U.S.  The licensor shall bear the full cost and expense of such audit, unless a discrepancy in excess of 5% of the underage in favor of the licensor is discovered, in which event the licensee shall bear the full cost and expense of such audit. Regardless of the amount of discrepancy discovered, all discrepancies (and interest thereon at the rate set forth in the sixth sentence of Section III(e) above) shall be immediately due and payable.

(h)           Default After Acquisition.  If the business currently constituting Affymetrix should become controlled by, acquire control of or come under common control with a Major Competitor and following such change in circumstance Affymetrix or its successor shall have materially breached one or more of the Collaboration Agreements in a manner that, in Roche’s reasonable judgment, materially adversely affects the economic opportunity intended to be conveyed to Roche by the Collaboration Agreements as a whole and such default remains uncured 60 days after Roche gives Affymetrix or its successor notice of such default in reasonable detail, then at any time while such default remains uncured:

(i)            [***], Roche may [***] and thereupon [***] payable as set forth below in the [***] of: (A) the [***] pursuant to [***] (B) [***] (or portion thereof) [***] (C) [***].

10

(ii)           [***], Roche may [***] (A) [***] and thereupon [***] payable as set forth below in the [***] of: (1) the [***] pursuant to [***] (2) any [***] (or portion thereof) [***] (3) [***], or (B) [***] Roche [***] to allow [***] the [***], [***], [***] (except as set forth in Section VI(i) of the Common Terms Agreement), [***] under the [***] to make [***] then being sold, effective upon the [***], provided, that Roche shall [***] only the [***] set forth in [***] above (without regard to any [***] then in existence) as consideration for [***].

(iii)          The foregoing remedies (in (i) or (ii) above) shall be in addition to, and not in lieu of, all remedies otherwise available under this Agreement or otherwise.  Any [***] in a year under this Section III(h) shall be [***] from the date Roche [***].

IV.           Covenants.  Roche and Affymetrix covenant to one another as follows:

(a)           Affymetrix Covenant Not to Sue.  For the term of this Agreement, Affymetrix hereby agrees that it will not bring or initiate any action, whether civil or criminal, against Roche or its Affiliates for Roche’s or its Affiliate’s use (or, with respect to human diagnostic products procured or sold by Roche or its Affiliates, in each case against its customers for such customers’ use or against its suppliers for such suppliers’ use) of the Defined Technology to make or have made and sell diagnostic products for any human diagnostic use, subject to Roche’s compliance with the following requirements and limitations:

(i)            For any Defined Technology used by Roche or its Affiliates, Roche shall pay to Affymetrix a commercially reasonable royalty to be determined in good faith by Roche and Affymetrix for the period of time such Defined Technology is used;

(ii)           Prior to using any [***] to produce a particular [***] using [***], Roche or its Affiliate shall (A) indicate to Affymetrix [***] and (B)  give Affymetrix [***] for such [***] in lieu of such [***]; provided that Roche or its Affiliate shall give Affymetrix the opportunity after each [***] to [***] using the [***] and to agree to [***] of such [***]; and provided further that if Affymetrix agrees to [***], it shall notify Roche within [***] from the date the [***] by Roche to Affymetrix; provided Affymetrix shall have [***] for [***].  Notwithstanding the foregoing, in the event an [***] (except as to [***]) with the [***] Third Party, the time to respond shall be [***].  If Affymetrix elects to do so, Roche or its Affiliate shall hire Affymetrix to [***] using the [***].  Such [***] shall apply only to the [***] of such [***]; and

(iii)          The covenant not to sue set forth under this Section IV(a) shall not apply to [***], [***] or [***], or any entity controlled, controlling or under common control with any of them, regardless of their statuses as a supplier or customer of Roche.

(b)           Roche Covenant Not to Sue.  For the terms of this Agreement, Roche hereby agrees that it will not bring or instigate any action, whether civil or criminal, against Affymetrix or its Affiliates for Affymetrix’ or its Affiliate’s use (or, with respect to human diagnostic products produced by or for Affymetrix and sold by Affymetrix or its Affiliates directly or through normal channels of distribution, against its suppliers or customers for their

11

use) of Roche Technology (other than PCR Technology and Roche Content), to use, make or have made and sell any microarray product for use by Affymetrix or its customers for any human diagnostic purpose or research use, provided that for any Roche Technology used by Affymetrix or its Affiliates, Affymetrix shall pay to Roche a commercially reasonable royalty to be determined in good faith by Roche and Affymetrix for the period of time such Roche Technology is used.

(c)           Expiration Dates.  Roche will not ship any Diagnostic Product from inventory after the expiration date affixed to or otherwise accompanying such Diagnostic Product or the Array contained therein, or where the remaining shelf life for such Diagnostic Product or the Array contained therein, as measured by the difference between the ship date and the expiration date for such Diagnostic Product or the Array contained therein, is not of reasonable length.

(d)           Compliance with Law; Regulatory Approval.

(i)            Each Party will maintain compliance with all laws, rules, codes, regulations and other legal requirements applicable to its performance under this Agreement, in accordance with the regulatory approach and requirements determined by the Parties (as set forth below).

(ii)           Roche shall determine the regulatory strategy and Regulatory Approvals required to undertake such strategy, and shall notify Affymetrix of such determinations promptly, but in no event later than three months before the earlier of the relevant product’s first Sale or the Manufacturing Lock-up Point.  Roche shall not proceed if the strategy presents a material regulatory or legal risk or obligations beyond those that would apply to a component supplier.  In the event Affymetrix notifies Roche that it believes that the strategy will present a material risk or obligation, the Parties will seek resolution pursuant to Section VI(b) of the Common Terms Agreement.  Roche will determine the proposed product launch schedule(s) in consultation with Affymetrix.  Affymetrix shall use commercially reasonable efforts to undertake steps necessary to achieve Roche’s regulatory strategy and product launch schedule.  Unless otherwise agreed by the Parties in writing, Roche hereby agrees that if it determines that a Diagnostic Product requires Regulatory Approval, Roche shall (i) secure at its own expense all such Regulatory Approval(s) required for distributing a Diagnostic Product prior to distribution of such Diagnostic Product to the extent it determines to pursue such distribution; (ii) reimburse Affymetrix for all Affymetrix expenses related to regulatory compliance with respect to an Array included in a Diagnostic Product beyond steps necessary to be a component supplier under applicable regulations; (iii) and shall comply with all laws, rules, codes, regulations and other legal requirements applicable to the distribution of such Diagnostic Product; and (iv) provide to Affymetrix copies of relevant applications and related documents, all of which will constitute Confidential Information.  Upon Affymetrix’ exercise of its option to take over distribution or development of a Diagnostic Product following Roche’s giving of an Early Termination Notice, Roche and its Affiliates shall take all commercially reasonable steps to transfer and deliver all registrations, approvals, and government authorizations of Roche or its Affiliate associated with such Diagnostic Product to, and shall inure to the benefit of, Affymetrix

12

or its designee, at no cost to Affymetrix other than lawfully imposed transfer fees.  In connection with any data transferred to Affymetrix, Affymetrix shall comply with all legal requirements in connection with such use.

(e)           Export Control.  Each Party agrees that distribution of the Diagnostic Products and Roche Instruments under this Agreement shall comply with applicable U.S. export control laws, rules and regulations, including but not limited to, the U.S. Export Administration Act, the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act or any other similar law, rule or regulation imposing restrictions on U.S. trade with foreign countries.

(f)            Communications with Authorities.  Each Party will immediately notify the other Party of any adverse or unexpected results with or before an Authority or any actual or potential action of an Authority relevant to a Diagnostic Product of which the first Party becomes aware.  In the event an Authority raises issues regarding this Agreement, the Parties will use their reasonable commercial efforts to satisfy the Authority’s concerns without any change to this Agreement.  If an Authority cannot be satisfied without any change to this Agreement, the parties will work with one another reasonably and in good faith to attempt to achieve mutually acceptable resolution that does not materially compromise either Party’s rights and that changes this Agreement to the minimum extent necessary. Each Party agrees promptly to provide the other Party with copies of all correspondence to or from an Authority and summaries of oral dealings with such Authority.

(g)           Significant Problems.  Each Party will keep the other informed as to any significant problems encountered with the Diagnostic Products that relate to components or products supplied by the other Party and any solutions arrived at for those problems, and will communicate promptly to the other Party any and all material modifications, design changes or improvements of the Diagnostic Products suggested by any customer or by any employee or agent of such Party, as long as such disclosures do not violate any existing confidentiality obligations that such Party has to any Third Party, and such Party shall use reasonable efforts to obtain the right to disclose such information; and the receiving Party will, within a reasonable time after receiving any information about problems with the Diagnostic Products, inform the other Party of the steps (if any) that the receiving Party intends to take with respect to such problems.

(h)           Potential Infringement.  Each Party will notify the other Party of: (i) any potential infringement of any of such other Party’s Intellectual Property of which it becomes aware; (ii) any potential infringement by any Third Party of any of the Intellectual Property incorporated in, embodied by or relied upon to manufacture a Diagnostic Product; or (iii) any potential infringement by a Diagnostic Product of any Content or Intellectual Property owned or asserted to be owned by a Third Party of which it becomes aware.  Either Party’s notice under this Section IV(h) shall be Confidential Information and shall not be disclosed to the alleged infringer or any other party without the other Party’s prior written consent.

(i)            Designations and Branding.  The branding of Diagnostic Product shall be determined by Roche after consultation with Affymetrix.  Subject to the applicable regulatory requirements, each Diagnostic Product shall bear an Affymetrix Designation substantially in the

13

form agreed to by the Parties and attached hereto as Exhibit C or as otherwise agreed by the Parties in writing.  Furthermore, an Affymetrix Designation shall appear on all promotional, instructional and other materials that accompany such Diagnostic Products in form and in accordance with the branding guidelines set forth on Exhibit C (which may be updated from time to time by providing a copy of the revised branding guidelines to Roche; Roche shall use commercially reasonable efforts to implement such revised guidelines promptly), unless otherwise agreed by the Parties in writing.  All use of Affymetrix’ name or the Designations of Affymetrix on any Diagnostic Product and all promotional, instructional and other materials related thereto shall be subject to Affymetrix’ branding guidelines then in effect and shall be done in compliance with applicable law and any regulatory strategy adopted. All Designations will be printed in English unless otherwise mutually agreed by the Parties in writing.

(j)            Materials and Literature.  Roche will be responsible for determining all promotional, advertising, educational and other materials and programs, labels, label claims, package data sheets, and other literature relating to the Diagnostic Products after consultation with Affymetrix.  None of such materials will misrepresent the Affymetrix components of the Diagnostic Products or refer to such components in a manner that is reasonably likely to prejudice Affymetrix’ Intellectual Property incorporated therein.  Roche agrees that it is solely responsible for the compliance of such materials and literature with any applicable laws, regulations, or rules.  Roche’s use of materials and literature will be consistent with the regulatory regime adopted by the Parties pursuant to Section IV(d).  Roche will not violate any applicable laws, regulations, or rules with respect to use and sale of Diagnostic Products.

(k)           Most Favorable Terms and Conditions.

(i)            More Favorable Terms (“More Favorable Terms”) shall be determined by evaluating the new [***] initially to determine if it involves a [***] or not.  A “[***]” is a [***] granted by Affymetrix conveying the right to [***] to [***] and which has a scope [***] than the scope of the [***], and covers at least one of the [***], [***] or the combination of [***], [***] and the [***].  After such determination, the [***] will be evaluated as a whole using the following factors: (a) for a [***] only, the [***] shall be taken into account; (b) the [***] shall not be taken into account; (c) the [***] that are [***] to those that Roche is receiving hereunder will be measured for the [***] by the [***]; (d)  the [***] that are [***] to those that Roche is receiving hereunder will be measured for [***], so that the More Favorable Terms will [***]; (e)  [***] such as [***] the Third Party shall not be taken into account; and (f) the combined effect of the [***] under the [***] and the [***] for [***] by Affymetrix [***].

(ii)           If, after the Effective Date, Affymetrix grants to any Third Party a [***] but under More Favorable Terms than those given to Roche under this Agreement, Affymetrix shall notify Roche in accordance with this Section IV(j) of such More Favorable Terms, and Roche shall have the right and option to (with respect to [***] in [***] and applicable to the [***] to which the [***]) substitute such More Favorable Terms for the [***].  In the event a [***] does not include all three of the [***], [***] and the combination of [***], [***] and the [***] geographical markets, the amount of  the [***] shall be [***] based on the [***] in the [***] geographic areas.  Such right and option shall be exercisable by Roche by providing written notice of acceptance to

14

Affymetrix within [***] of the date of receipt of notice from Affymetrix of such More Favorable Terms (“Acceptance Notice”).

(iii)          Roche’s right as described above to elect such More Favorable Terms shall extend only for so long as and shall be conditioned on Roche’s acceptance of all the same conditions, favorable or unfavorable, under which such More Favorable Terms shall be available to such Third Party in the particular license including any limitations or restrictions in the applicable scope of license, any increase in license fees.  Upon Roche’s acceptance of all such More Favorable Terms of such Third Party agreement, pursuant to an Acceptance Notice within the ninety (90) day period as provided above, the More Favorable Terms shall be effective as to Roche as of the effective date of such Third Party agreement.

(iv)          Promptly following the end of each calendar month in which a transaction has occurred in which Affymetrix has granted a license as described above to a Third Party on More Favorable Terms, Affymetrix shall provide written notice to Roche indicating: (x) that it has entered into such a license; (y) the territories covered by the license; and (z) the material terms and conditions of the license.  Any notice delivered to Roche under this paragraph shall be signed by at least one of the following officers of Affymetrix:  the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the General Counsel or a Senior Vice President of Business Development.  For purposes of this paragraph, a transaction shall be deemed to have “occurred” upon the execution of a definitive agreement with the Third Party granting a license; provided that the application of More Favorable Terms shall only apply to any Diagnostic Product of Roche upon the commercial launch to the public of a competitive Diagnostic Product of the Third Party in the applicable geographic market (except as to any up front payments in Comparable Licenses).

(l)            Sublicenses.  To the extent that Third Party Content is utilized in a Diagnostic Product, and Roche has or obtains a license granting Roche the right to use such Third Party Content for that Diagnostic Product, Roche agrees to use commercially reasonable efforts to obtain the right with no additional cost to Roche to sublicense to Affymetrix and its Affiliates in connection with any transfer pursuant to Section VI(b), on terms no less favorable than those granted to Roche or its Affiliates.  To the extent that Affymetrix licenses or otherwise causes the development of any Third Party Content for use in a potential Diagnostic Product during the term of this Agreement, Affymetrix agrees to use commercially reasonable efforts to obtain, at no additional cost to Affymetrix, the right to sublicense to Roche and its Affiliates any license granting Affymetrix the right to use such Third Party Content on terms no less favorable to Roche than those granted to Affymetrix.

(m)          No Challenge of Intellectual Property.  Each party agrees that it and each of its Affiliates will not (and will immediately cease) challenge, attack or otherwise question the validity of any Intellectual Property of the other party licensed under this Agreement or any other Collaboration Agreement during the term of this Agreement.  Each party agrees that it will not fund or otherwise aid or cause any Third Parties (including, without limitation, Genentech or Chugai) in any challenge, attack or questioning of validity of any Intellectual Property of the

15

other party licensed pursuant to this Agreement or any other Collaboration Agreement during the term of this Agreement.

V.            PCR License Option.  Affymetrix agrees to pay Roche within [***] Dollars ($[***]) for the option and related rights set forth in this Section V (the “PCR Option Fee”).  From the Effective Date through the earliest of (i) [***], or (ii) [***] after any termination of this Agreement pursuant to Section VI(b), Affymetrix shall have the option (the “PCR License Option”) to cause Roche to grant to Affymetrix and its Affiliates a [***], [***] under the [***] to [***] (including those transferred to Affymetrix pursuant to Section VI(b)) in the [***] upon Roche’s [***] (the “PCR License”).  If Affymetrix exercises the PCR License Option, it shall pay Roche the [***] for the [***] PCR License then elected by Affymetrix on the date of exercise of the PCR License Option; provided that the [***] shall be [***].  Notwithstanding the foregoing, in [***] Affymetrix [***] to Roche for [***] under the PCR License on [***]; and, in addition, the Parties agree that the [***] attributable to PCR for [***] the PCR License, shall be [***] (i) 40% through [***], and (ii) thereafter, the [***]%, the [***] Roche provides [***] in the [***] to Affymetrix or any Third Party or the [***] by a mutually agreed upon industry expert to reflect the [***] as a [***] of the product sold.

VI.           Term and Termination.

(a)           Term. Unless terminated earlier as provided herein, this Agreement shall commence on the Effective Date and shall terminate on December 31, 2020 (the “Termination Date”).

(b)           Early Termination without Cause. Roche shall have the option of terminating this Agreement in its entirety effective on December 31, 2007, June 2, 2013 or any date after June 2, 2013 but prior to the Termination Date by written notice to Affymetrix (“Early Termination Notice”) as provided herein.  An Early Termination Notice must be provided at least one year prior to early termination. If Roche terminates effective as of June 2, 2013, Roche shall pay to Affymetrix the License Installment Payment deemed earned January 1, 2013 and payable June 1, 2013 but shall have no obligation to pay any further License Installment Payment required hereunder (but shall continue to pay royalties on Diagnostic Product sales through the final termination date of this Agreement in accordance with the terms hereof).  The Early Termination Notice must enumerate all Diagnostic Products developed, under development or that were abandoned or discontinued in connection with the decision to provide an Early Termination Notice by Roche, and Roche shall fully respond to reasonable Affymetrix inquiries regarding such Diagnostic Products in order to permit Affymetrix to notify Roche which Diagnostic Products, whether existing or currently under development, it intends to continue to market and/or develop.  Affymetrix shall notify Roche with respect to each such Diagnostic Product in one or more notices, not later than 180 days after delivery of the Early Termination Notice.  Promptly after each such Affymetrix notice, Roche shall transfer to Affymetrix all such Diagnostic Products so designated by Affymetrix for distribution and/or development by Affymetrix.

Roche agrees to assist Affymetrix in facilitating the transition of the sale of Diagnostic Products from Roche to Affymetrix as set forth in the foregoing sentence and to provide reasonable support to Affymetrix to continue sales of Diagnostic Products (including for a period

16

of time reasonably necessary to develop a replacement Diagnostic Instrument, a supply of all Diagnostic Instruments developed and then commercially marketed (or abandoned or discontinued in connection with the decision to provide an Early Termination Notice) by Roche at their [***] plus a [***]% of [***]), to the extent Roche has therefore commenced marketing of such Diagnostic Instruments).  Roche shall use commercially reasonable efforts to provide all necessary ancillary products, technical, marketing, and customer information then in its possession or control as is necessary to continue selling and supporting the Diagnostic Products previously distributed by Roche and will work with Affymetrix at Affymetrix’ option so that Affymetrix could being selling such products as soon as possible but not later than upon termination by Roche.  All Roche Intellectual Property used in such Diagnostic Products (and the Diagnostic Instruments used in connection therewith), other than jointly-owned Collaboration IP, shall be made available for license to Affymetrix and its Affiliates on commercially reasonable terms (including the right to [***] (i) royalties payable to Third Parties by virtue of use of Third Party Content and (ii) the development costs of any Affymetrix Content utilized, against any royalties payable to Roche under the PCR License), with other customary and usual terms and conditions.  In addition, to the extent Roche has been granted licenses by Third Parties to use Third Party Content in any Diagnostic Product previously distributed by Roche which include the right to sublicense Affymetrix pursuant to Section IV(l), Roche shall sublicense or assign all such licenses to Affymetrix and its Affiliates on terms no less favorable than those granted to Roche or its Affiliates.  All tangible and intangible property (other than regulatory materials and data pursuant to Section IV(d)(ii) above, as to which Roche hereby warrants that such is a true, complete and accurate copy of its regulatory materials and data) transferred or licensed to Affymetrix pursuant to this Section VI(b) would be transferred AS IS, WHERE IS, WITH ALL FAULTS and with a full disclaimer of any express or implied warranties.  In the event this Agreement is terminated pursuant to this Section VI(b), Roche agrees not to take any action that would harm or interfere with the regulatory status, regime or strategy established for a Diagnostic Product.

If Roche terminates this Agreement prior to January 1, 2021, Affymetrix shall be deemed to have been granted a worldwide, nonexclusive license to use the Roche Content utilized in any [***] pursuant to the terms in the following sentence. If a Diagnostic Product transferred to Affymetrix pursuant to this Section VI(b) is then being commercially sold and includes patented Roche Content as to which Roche had theretofore exercised [***], the royalty rate applicable to such patented Roche Content shall not exceed [***]% of [***] minus (but not below zero) all [***] used in such [***], and the aggregate [***] pursuant to [***] shall [***] the associated [***] not recovered pursuant to the [***].  All tangible property selected by Affymetrix for transfer pursuant to this Section VI(b) will be transferred [***] to Roche or its Affiliates.

Furthermore, if Roche terminates this Agreement pursuant hereto, Affymetrix shall be deemed to have been granted a fully-paid, royalty-free, worldwide, nonexclusive license to use all data in Roche’s possession or control relating to the transferred Diagnostic Products other than for use proscribed by Section III(e)(ii) of the Supply Agreement.

(c)           Termination for Cause. This Agreement may be terminated in its entirety by a Party for cause immediately upon the occurrence of any of the following events:

17

(i)            If the other ceases to do business, or otherwise terminates its business operations;

(ii)           If the other Party materially breaches any material provision of this Agreement and fails to cure such breach within 180 days of written notice describing the breach and the intent of such Party to terminate if such breach is not cured within such period (provided, however, that nothing in this subsection shall prevent a Party from seeking immediate, injunctive relief where appropriate to protect Confidential Information, such Party’s proprietary or intellectual property rights or otherwise for any reason to mitigate damages);

(iii)          If the other Party shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party (and not dismissed within 90 days).

(d)           Intellectual Property Infeasibility.  If one or more [***] are [***] or the combination of [***], but excluding [***] that are [***] or the combination of [***], that [***] within [***] that prevents [***] with [***], or prevents [***], then at any time thereafter but in no event after [***], Roche [***] Affymetrix, [***] in such notice.  Upon the [***], Affymetrix shall [***] whose [***] is the [***] remaining between such [***] and [***] and whose denominator is [***], provided that such [***] shall in no event exceed US$[***].  If  Roche [***] pursuant to the [***] set forth in this Section VI(d) above, Roche shall indicate its choice to do one of the following in the above-described [***]:

(i)            [***] and [***], representing up to [***]% of the [***].  The specific amount of the [***] payable upon [***] pursuant to this Section VI(d) shall be calculated by multiplying $[***] between the [***] pursuant to this Section VI(d) above and [***] and whose denominator is [***]; or

(ii)           honor the [***], in accordance with Section V above (except for terms describing when such option may be exercised), for [***] after the [***] pursuant to this Section VI(d) above.

(e)           Effect of Termination. Sections III (Payments), V (PCR License Option), VI (Term and Termination), VII (Warranty), VII (Limited Liability) and IX (Indemnity), all rights to payment in effect through the final termination date of this Agreement pursuant to Section VI (Term and Termination), the Common Terms Agreement, remedies for breaches or any other provision that, by its terms, survives termination shall survive termination of this Agreement. Obligations of the Parties under firm orders for purchase and delivery of Arrays at the time of such termination shall remain in effect, except that in the case of termination under Section VI(c), the terminating Party may elect whether obligations under firm orders will remain in effect. Each Party will promptly return or destroy all Confidential Information of the other in accordance with Section II(f) of the Common Terms Agreement. Termination is not the sole

18

remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

VII.          Warranty and Warranty Disclaimers.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANOTHER COLLABORATION AGREEMENT, AFFYMETRIX DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ARRAYS OR DIAGNOSTIC PRODUCTS OR PERFORMANCE OR NON-INFRINGEMENT THEREOF, DOES NOT MAKE ANY WARRANTY, EXPRESS, IMPLIED OR OTHERWISE, WITH RESPECT TO ARRAYS OR DIAGNOSTIC PRODUCTS, SPECIFICATIONS, SUPPORT, SERVICE OR ANYTHING ELSE, AND DOES NOT MAKE ANY WARRANTY OF ANY KIND TO ROCHE’S CUSTOMERS OR AGENTS. AFFYMETRIX HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

VIII.        Limited Liability.

EXCEPT IN CONNECTION WITH SECTION II (CONFIDENTIALITY) OF THE COMMON TERMS AGREEMENT OR AMOUNTS PAYABLE UNDER SECTION XII (WARRANTY) OR SECTION IX (INDEMNITY) OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, MULTIPLE, OR EXEMPLARY DAMAGES, OR LOST PROFITS.

IX.           Indemnity.

(a)           Indemnification from Infringement.

(i)            Affymetrix shall indemnify, defend and hold harmless the Roche Indemnitees from and against liability resulting from infringement by the Arrays of any Third Party patent (other than Roche patents, patents of any Affiliate of Roche or patents of Genentech or Chugai) or from any matter referred to in the second sentence of (ii) below, provided Affymetrix is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; Affymetrix will not be responsible for any settlement it does not approve in writing (provided, however, that Affymetrix will consult with Roche if a proposed settlement or compromise could reasonably be interpreted to impact the benefits that Roche receives under this Agreement in a materially negative manner). The foregoing obligation of Affymetrix does not apply with respect to Arrays or portions or components: (w) not supplied by Affymetrix; (x) made in whole or in part in accordance to Roche specifications or requests, to the extent the infringement was caused thereby; (y) which are modified by Roche or any Third Party after shipment by Affymetrix, if the alleged infringement relates to such modification; or (z) combined, processed or used with other

19

products (including, without limitation, as part of Diagnostic Products), processes or materials where the alleged infringement relates to such combination, process or use.

Where Roche facilitates or fails to stop (to the extent within its power) allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, the foregoing indemnification provisions will apply but Affymetrix will not need to pay any settlement, judgment, or other amounts attributable to events occurring after giving such notice to Roche.

(ii)           Roche shall indemnify, defend and hold harmless the Affymetrix Indemnitees from and against liability resulting from infringement by Roche Technology of any Third Party patent (other than Affymetrix patents, patents of any Affiliate of Affymetrix or patents of Perlegen) or from any matter referred to in the second sentence of subsection (i) above,  provided Roche is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; Roche will not be responsible for any settlement it does not approve in writing (provided, however, that Roche will consult with Affymetrix if a proposed settlement or compromise could reasonably be interpreted to impact the benefits that Affymetrix receives under this Agreement in a materially negative manner). The foregoing obligation of Roche does not apply with respect to Roche Technology used in Diagnostic Products: (y)  which are modified by Affymetrix after shipment by Roche, if the alleged infringement relates to such modification; or (z) combined, processed or used with other products, processes or materials where the alleged infringement relates to such combination, process or use.

Where Affymetrix facilitates or fails to stop (to the extent within its power) allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, the foregoing indemnification provisions will apply but Roche will not need to pay any settlement, judgment, or other amounts attributable to events occurring after giving such notice to Affymetrix.

(b)           Indemnity Relating to Products.  Roche shall indemnify, defend and hold harmless the Affymetrix Indemnitees from and against any and all Damages based upon or arising out of the import, sale or use of Diagnostic Products except to the extent that such Damages (i) relate to or arise from Arrays or Affymetrix Instruments supplied by Affymetrix or any matter to be indemnified by Affymetrix pursuant to Section IX(a)(i) or (ii) arise after the transfer of such Diagnostic Products to Affymetrix pursuant to Section VI(b).

(c)           Conditions of Indemnification.  If either Party proposes to seek indemnification from the other under the provisions of this Section IX, it shall notify the other Party within 15 days of receipt of notice of any Claim and shall cooperate fully with the other Party in the defense of such claims or suits. The indemnified Party shall cooperate with the indemnifying Party (at the indemnifying Party’s expense) in all respects in connection with the defense of any such Claim.  The indemnifying Party shall, upon written notice from the indemnified Party of a Claim, undertake to conduct all proceedings or negotiations in connection with the Claim, assume the defense thereof, and all other required steps or proceedings to settle

20

or defend any such Claim, including the selection of counsel that shall be approved by the indemnified Party, which approval shall not be unreasonably withheld, and payment of all reasonable expenses.  The indemnified Party shall have the right to employ separate counsel and participate in the defense at the indemnified Party’s sole expense.  If the indemnifying Party fails to defend or settle in good faith any Claim as provided above, then the indemnified Party shall have the right to take over sole control of the defense of the Claim and all negotiations for its settlement or compromise, provided that the indemnifying Party shall be liable for (and shall pay as they become due) all costs and expenses (including attorneys’ fees) reasonably incurred by the indemnified Party in its defending or negotiating settlement of the Claim.  Notwithstanding the foregoing, the Party primarily responsible for handling the Claim (as determined above) will first obtain the prior written consent of the other Party for any settlement of a Claim that (i) does not include a complete release of the other Party from all liability with respect thereto, (ii) compromises the rights of the other Party, or (iii) imposes any restrictions on the other Party.

21

                IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

AFFYMETRIX:			ROCHE:

Affymetrix, Inc.			F. Hoffmann-La Roche Ltd.

By:	/s/ Barbara A. Caulfield		By:	/s/ Heino von Prondzynski
	Name:	Barbara A. Caulfield		Name:	Heino von Prondzynski
	Title:	Executive Vice President and		Title:	Head, Diagnostic Division
General Counsel

			By:	/s/ Gregory F. Heath
				Name:	Gregory F. Heath
				Title:	Head, Business Development and
Licensing

EXHIBIT A

ROCHE PCR PATENTS

FOUNDATIONAL PCR PATENTS

[*  *  *]

U.S. Patent No. 4,683,195 - Issued:  July 28, 1987

Process for Amplifying, Detecting, and/or Cloning Nucleic Acid Sequences

U.S. Patent No. 4,683,202 - Issued:  July 28, 1987

Process for Amplifying Nucleic Acid Sequences

U.S. Patent No. 4,965,188 - Issued:  October 23, 1990

Process for Amplifying, Detecting, and/or Cloning Nucleic Acid Sequences Using a Thermostable Enzyme

U.S. Patent No. 6,040,166 - Issued:  March 21, 2000

Kits for amplifying and detecting nucleic acid sequences, including a probe

U.S. Patent No. 6,197,563 - Issued:  March 6, 2001

Kits for amplifying and detecting nucleic acid sequences

U.S. Patent No. 5,219,727 - Issued:  June 15, 1993

Quantitation of Nucleic Acids Using the Polymerase Chain Reaction

U.S. Patent No. 5,310,652 - Issued:  May 10, 1994

Reverse Transcription With Thermostable DNA Polymerase - High Temperature Reverse Transcription

U.S. Patent No. 5,322,770 - Issued:  June 21, 1994

Reverse Transcription With Thermostable DNA Polymerases - High Temperature Reverse Transcription

U.S. Patent No. 5,407,800 - Issued:  April 18, 1995

Reverse Transcription With Thermus thermophilus Polymerase

U.S. Patent No. 5,476,774 - Issued:  December 19, 1995

Quantitation of Nucleic Acids Using the Polymerase Chain Reaction

U.S. Patent No.  5,641,864 - Issued:  June 24, 1997

Kits for High Temperature Reverse Transcription of RNA

IMPROVEMENTS

[*  *  *]

U.S. Patent No. 4,800,159 - Issued:  January 24, 1989

Process for Amplifying, Detecting, and/or Cloning Nucleic Acid Sequences

U.S. Patent No. 5,066,584 - Issued:  November 19, 1991

Methods for Generating Single-Stranded DNA by the Polymerase Chain Reaction

U.S. Patent No. 5,075,216 - Issued:  December 24, 1991

Methods for DNA Sequencing with Thermus aquaticus DNA Polymerase

U.S. Patent No. 5,091,310 - Issued:  February 25, 1992

Structure-Independent Amplification by PCR

U.S. Patent No. 5,142,033 - Issued:  August 25, 1992

Structure-Independent Amplification by PCR

U.S. Patent No. 5,314,809 - Issued:  May 24, 1994

Methods for Nucleic Acid Amplification

U.S. Patent No. 5,389,512 - Issued:  February 14, 1995

Method for Determining the Relative Amount of a Viral Nucleic Acid Segment in a Sample by the Polymerase Chain Reaction

U.S. Patent No. 5,411,876 - Issued:  May 2, 1995

Use of Grease or Wax in the Polymerase Chain Reaction

U.S. Patent No. 5,418,149 - Issued:  May 23, 1995

Reduction of Non-Specific Amplification Using dUTP and Uracil DNA Glycosylase

U.S. Patent No. 5,512,462 - Issued:  April 30, 1996

Methods and Reagents for the Polymerase Chain Reaction Amplification of Long DNA Sequences

U.S. Patent No. 5,561,058 - Issued:  October 1, 1996

Methods For Coupled High Temperatures Reverse Transcription And Polymerase Chain Reactions

U.S. Patent No. 5,565,339 - Issued:  October 15, 1996

Compositions and Methods for Inhibiting Dimerization of Primers During Storage of Polymerase Chain Reaction Reagents

U.S. Patent No. 5,618,703 - Issued:  April 8, 1997

Unconventional Nucleotide Substitution in Temperature Selective RT-PCR

U.S. Patent No. 5,693,517 - Issued:  December 2, 1997

Reagents And Methods For Coupled High Temperature Reverse Transcription And Polymerase Chain Reactions

U.S. Patent No. 6,001,611 - Issued:  December 14, 1999

Modified Nucleic Acid Amplification Primers

U.S. Patent No. 6,274,386 - Issued:  August 14, 2001

Reagent Preparation Containing Magnetic Particles in Tablet Form

U.S. Patent No. 6,365,375 - Issued:  April 2, 2002

Method of Primer-Extension Preamplification PCR

U.S. Patent No. 6,509,157 - Issued: January 21, 2003

3 Blocked Nucleic Acid Amplification Primers

DETECTION METHODS

[*  *  *]

U.S. Patent No. 4,582,789 - Issued:  April 15, 1986

Process for Labeling Nucleic Acids Using Psoralen Derivatives

U.S. Patent No. 4,789,630 - Issued:  December 6, 1988

Ionic Compounds Containing the Cationic Meriquinone of a Benzidine

U.S. Patent No. 5,210,015 - Issued:  May 11, 1993

Homogeneous Assay System Using the Nuclease Activity of a Nucleic Acid Polymerase

U.S. Patent No. 5,278,043 - Issued:  January 11, 1994

Ruthenium-Lumazine Energy Transfer Systems

U.S. Patent No. 5,468,613 - Issued:  November 21, 1995

Process for Detecting Specific Nucleotide Variations and Genetic Polymorphisms Present in Nucleic Acids

U.S. Patent No. 5,487,972 - Issued:  January 30, 1996

Nucleic Acid Detection by the 5’-3’ Exonuclease Activity of Polymerases Acting on Adjacently Hybridized Oligonucleotides

U.S. Patent No. 5,491,063 - Issued:  February 13, 1996

Methods for In-Solution Quenching of Fluorescently Labeled Oligonucleotide Probes

U.S. Patent No. 5,571,673 - Issued:  November 5, 1996

Methods for In-Solution Quenching of Fluorescently Labeled Oligonucleotide Probes

U.S. Patent No. 5,573,906 - Issued:  November 12, 1996

Detection Of Nucleic Acids Using A Hairpin Forming Oligonucleotide Primer And An Energy Transfer Detection System

U.S. Patent No. 5,604,099 - Issued:  February 18, 1997

Process for Detecting Specific Nucleotide Variations and Genetic Polymorphisms Present in Nucleic Acids

U.S. Patent No. 5,804,375 - Issued:  September 8, 1998

Reaction Mixtures For Detection Of Target Nucleic Acids

U.S. Patent No. 5,994,056 - Issued:  November 30,1999

Homogeneous Methods For Nucleic Acid Amplification And Detection

U.S. Patent No. 6,171,785 - Issued:  January 9, 2001

Methods And Devices For Homogeneous Nucleic Acid Amplification And Detection

U.S. Patent No. 6,214,979 - Issued:  April 10, 2001

Homogeneous Assay System

ENZYMES

[*  *  *]

U.S. Patent No. 4,889,818 - Issued:  December 26, 1989

Purified Thermostable Enzyme

U.S. Patent No. 5,079,352 - Issued:  January 7, 1992

Purified Thermostable Enzyme

U.S. Patent No. 5,352,600 - Issued:  October 4, 1994

Purified Thermostable Enzyme

U.S. Patent No. 5,374,553 - Issued:  December 20, 1994

DNA Encoding a Thermostable Nucleic Acid Polymerase Enzyme From Thermotoga maritima

U.S. Patent No. 5,405,774 - Issued:  April 11, 1995

DNA Encoding a Mutated Thermostable Nucleic Acid Polymerase Enzyme From Thermus Species Sps17

U.S. Patent No. 5,420,029 - Issued:  May 30, 1995

Mutated Thermostable Nucleic Acid Polymerase Enzyme From Thermotoga maritima

U.S. Patent No. 5,455,170 - Issued:  October 3, 1995

Mutated Thermostable Nucleic Acid Polymerase Enzyme From Thermus Species Z05

U.S. Patent No. 5,466,591 - Issued:  November 14, 1995

5’ to 3’ Exonuclease Mutations of Thermostable DNA Polymerases

U.S. Patent No. 5,491,086 - Issued:  February 13, 1996

Purified Thermostable Nucleic Acid Polymerase and DNA Coding Sequences From Pyrodictium Species

U.S. Patent No. 5,618,711 - Issued:  April 8, 1997

Recombinant Expression Vectors and Purification Methods for Thermus Thermophilus DNA Polymerase

U.S. Patent No. 5,624,833 - Issued:  April 29, 1997

Purified Thermostable Nucleic Acid Polymerase Enzyme  From Thermotoga maritima

U.S. Patent No. 5,665,551 - Issued:  September 9, 1997

Purified Nucleic Acid Encoding A Thermostable Pyrophosphatase

U.S. Patent No. 5,674,738 - Issued:  October 7, 1997

DNA Encoding Thermostable Nucleic Acid Polymerase Enzyme From Thermus Species Z05

U.S. Patent No. 5,677,152 - Issued:  October 14, 1997

Nucleic Acid Amplification Using A Reversibly Inactivated Thermostable Enzyme

U.S. Patent No. 5,773,258 - Issued:  June 30, 1998

Nucleic Acid Amplification Using A Reversibly Inactivated Thermostable Enzyme

U.S. Patent No. 5,789,224 - Issued:  August 4, 1998

Recombinant Expression Vectors And Purification Methods For Thermus Thermophilus DNA Polymerase

U.S. Patent No. 5,795,762 - Issued:  August 18, 1998

5’ To 3’ Exonuclease Mutations Of Thermostable DNA Polymerase

U.S. Patent No. 5,939,292 - Issued:  August 17, 1999

Thermostable DNA Polymerases Having Reduced Discrimination Against Ribo-NTPs

U.S. Patent No. 5,968,799 - Issued:  October 19, 1999

Purified Thermostable Nucleic Acid Polymerase Enzyme From Thermosipho africanus

U.S. Patent No. 6,127,155 - Issued:  October 3, 2000

Stabilized Thermostable Nucleic Acid Polymerase Compositions Containing Non-Ionic Polymeric Detergents

U.S. Patent No. 6,228,628 - Issued:  May 8, 2001

Mutant Chimeric DNA Polymerase

U.S. Patent No. 6,346,379 - Issued:  February 12, 2002

Thermostable DNA Polymerases Incorporating Nucleoside Triphosphates Labeled with Fluorescein Family Dyes

U.S. Patent No. 6,399,320 - Issued:  June 4, 2002

Modified DNA-polymerase from Carboxydothermus hydrogenoformans and its use for coupled reverse transcription and polymerase chain reaction

SPECIFIC PATHOGENS

[*  *  *]

Viral detection in general:

U.S. Patent No. 5,176,995 - Issued:  January 26, 1993

Detection of Viruses by Amplification and Hybridization

HIV-related patents:

U.S. Patent No. 5,008,182 - Issued:  April 16, 1991

Detection of AIDS Associated Virus by Polymerase Chain Reaction

U.S. Patent No. 5,386,022 - Issued:  January 31, 1995

Primers and Probes for the Amplification and Detection of AIDS Associated Nucleic Acids

U.S. Patent No. 5,594,123 - Issued:  January 14, 1997

Primers and Probes for the Amplification and Detection of AIDS Associated Nucleic Acids

U.S. Patent No. 5,599,662 - Issued:  February 4, 1997

Improved Oligonucleotide Primers and Probes for Detection of HIV-1

U.S. Patent No. 5,908,743 - Issued:  June 1, 1999

GAG Gene Primers For Detection Of HIV-1

HCV-related patents:

U.S. Patent No. 5,527,669 - Issued:  June 18, 1996

Methods, Primers and Probes for Detection of Hepatitis C and Novel Variants

U.S. Patent No. 5,580,718 - Issued:  December 3, 1996

Primers and Probes for Detection of Hepatitis C and Novel Variants

U.S. Patent No. 5,837,442 - Issued:  November 17, 1998

Oligonucleotide Primers For Amplifying HCV Nucleic Acid

HPV-related patents:

U.S. Patent No. 5,447,839 - Issued:  September 5, 1995

Detection of Human Papillomavirus by the Polymerase Chain Reaction

U.S. Patent No. 5,527,898 - Issued:  June 18, 1996

Detection of Human Papillomavirus by the Polymerase Chain Reaction

U.S. Patent No. 5,639,871 - Issued:  June 17, 1997

Detection of Human Papillomavirus

U.S. Patent No. 5,705,627 - Issued:  January 6, 1998

Detection Of Human Papillomavirus By The Polymerase Chain Reaction Using Specific L1, And E6 Probes

Mycobacteria-related patents:

U.S. Patent No. 5,422,242 - Issued:  June 6, 1995

Mycobacterium Primers and Probes

U.S. Patent No. 5,643,723 - Issued:  July 1, 1997

Detection Of A Genetic Locus Encoding Resistance To Rifampin In Mycobacterial Cultures And In Clinical Specimens

Miscellaneous pathogens:

U.S. Patent No. 5,079,351 - Issued:  January 7, 1992

Oligonucleotides and Kits for Detection of HTLVI and HTLVII Viruses by Hybridization

U.S. Patent No. 5,232,829 - Issued:  August 3, 1993

Detection Of Chlamydia Trachomatis By Polymerase Chain Reaction Using Biotin Labelled DNA Primers & Capture Probes

U.S. Patent No. 5,268,268 - Issued:  December 7, 1993

Detection of HTLVI and HTLVII Viruses by Hybridization

U.S. Patent No. 5,389,515 - Issued:  February 14, 1995

Isolated Nucleotide Sequences for Identifying Neisseria Gonorrhoeae

U.S. Patent No. 5,491,225 - Issued:  February 13, 1996

PCR Primers for Detection of Legionella Species and Methods for Controlling Visual Intensity in Hybridization Assays

U.S. Patent No. 5,508,168 - Issued:  April 16, 1996

Methods and Reagents for the Detection of Herpes Simplex Virus, Treponema pallidum,

and Haemophilus ducreyi

U.S. Patent No. 5,550,040 - Issued:  August 27, 1996

Method, Reagents And Kits For The Detection Of Neisseria Gonorrhoeae

U.S. Patent No. 5,593,836 - Issued:  January 14, 1997

Primers and Probes for Detecting Pneumocystis Carinii

U.S. Patent No. 5,614,388 - Issued:  March 25, 1997

PCR Primers for Detection of Legionella Species and Methods for Controlling Visual Intensity in Hybridization Assays

U.S. Patent No. 5,620,847 - Issued:  April 15, 1997

Method And Reagents For Detection Of Bacteria In Cerebrospinal Fluid

U.S. Patent No. 5,635,348 - Issued:  June 3, 1997

Method And Probes For Identifying Bacteria Found In Blood

U.S. Patent No. 5,912,117 - Issued:  June 15, 1999

Method For Diagnosis Of Lyme Disease

U.S. Patent No. 6,090,557 - Issued:  July 18, 2000

Neisseria gonorrhoeae-Specific Oligonucleotides

CANCER

[*  *  *]

U.S. Patent No. 5,057,410 - Issued:  October 15, 1991 Chimeric Messenger RNA Detection Methods

U.S. Patent No. 5,543,296 - Issued:  August 6, 1996

Detection of Carcinoma Metastases by Nucleic Acid Amplification

U.S. Patent No. 5,766,888 - Issued:  June 16, 1998

Detection Of Carcinoma Metastases By Nucleic Acid Amplification

HUMAN GENETICS / IDENTITY / TYPING

[*  *  *]

U.S. Patent No. 5,110,920 - Issued:  May 5, 1992

HLA Typing Method and DNA Probes Used Therein

U.S. Patent No. 5,310,893 - Issued:  May 10, 1994

Method for HLA-DP Typing

U.S. Patent No. 5,451,512 - Issued:  September 19, 1995

Methods and Reagents for HLA Class I A Locus DNA Typing

U.S. Patent No. 5,464,945 - Issued:  November 7, 1995

Oligonucleotide Probes Specific for the Human Alpha Satellite Locus

U.S. Patent No. 5,550,039 - Issued:  August 27, 1996

Oligonucleotide Primers for HLA Class I B Locus DNA Typing

U.S. Patent No. 5,541,065 - Issued:  July 30, 1996

Method for HLA DP Typing

U.S. Patent No. 5,567,809 - Issued:  October 22, 1996

Methods and Reagents for HLA DRBeta DNA Typing

U.S. Patent No. 5,643,724 - Issued:  July 1, 1997

Methods and Reagents for Glycophorin A Typing

U.S. Patent No. 5,648,482 - Issued:  July 15, 1997

Primers Targeted To Cyp2d6 Gene For Detecting Poor Metabolizers Of Drugs

U.S. Patent No. 5,665,548 - Issued:  September 9, 1997

Characterization And Detection Of Sequences Associated With Autoimmune Diseases

U.S. Patent No. 5,763,184 - Issued:  June 9, 1998

Nucleotide Sequence Variation In The ABO Glycosyltransferase Gene

U.S. Patent No. 5,844,108 - Issued:  December 1, 1998

Primers Targeted To NAT2 Gene For Detection Of Poor Metabolizers Of Drugs

U.S. Patent No. 6,194,561 - Issued:  February 27, 2001

Characterization And Detection Of Sequences Associated With Autoimmune Diseases

SAMPLE PREPARATION

U.S. Patent No. 4,946,952 - Issued:  August 7, 1990

Process For Isolating Nucleic Acids

U.S. Patent No. 5,063,162 - Issued:  November 5, 1991

Process For Isolating Nucleic Acids Utilizing Protease Digestion

U.S. Patent No. 5,501,963 - Issued:  March 26, 1996

Amplification And Detection Of Nucleic Acids In Blood Samples

U.S. Patent No. 6,403,786 - Issued:  June 11, 2002

Heterocyclic Compounds And Their Use For Isolating Nucleic Acids

MISCELLANEOUS

U.S. Patent No. 5,451,505 - Issued:  September 19, 1995

Methods for Tagging and Tracing Materials With Nucleic Acids

EXHIBIT B

[***]

[***]

EXHIBIT C

AFFYMETRIX DESIGNATION AND BRANDING GUIDELINES

[See attached]

Guidelines for Affymetrix Co-Branding Logo and Tagline

Powered by Affymetrix.  The Way Ahead.™

The following co-branding guidelines have been designed for licensees and partners integrating or otherwise incorporating Affymetrix technologies into their products.  These guidelines outline proper usage of the Affymetrix trademark Powered by Affymetrix.  The Way Ahead.™ and related images in materials including (but not limited to):

Print and broadcast advertising, collateral literature, promotional materials, instructional tools, reference materials, and web sites, or for use on products, labels, packaging, package inserts, user guides and product manuals.

This document is intended for use in conjunction with:

Principles and Elements of the Affymetrix Visual Identity:  Corporate Style Guide.

(See accompanying document.)

Following these guidelines will help protect our valuable trademark rights and strengthen our corporate and brand identities.  By using an Affymetrix trademark, in whole or in part, you acknowledge that Affymetrix has exclusive rights to the trademark and promise that you will not interfere with Affymetrix’ rights in the trademark, including challenging Affymetrix’ use, registration of, or application to register such trademark, alone or in combination with other words, anywhere in the world, and that you will use commercially reasonable efforts not to not harm, misuse, or bring into disrepute any Affymetrix trademark.  The goodwill derived from using any part of an Affymetrix trademark exclusively inures to the benefit of and belongs to Affymetrix.  Except for the limited right to use as expressly permitted under these guidelines, no other rights of any kind are granted hereunder, by implication or otherwise.  If you have questions regarding these guidelines, please talk to your Affymetrix representative, or contact the Affymetrix Legal Department.

Authorized Use of Logo & Trademark:

“Powered by Affymetrix. The Way Ahead.™”

Print Advertising

Print advertising featuring products based on Affymetrix technologies should bear at least one “Powered by Affymetrix” reference in the body copy.  In addition, the “Powered by Affymetrix. The Way Ahead.™” logo should appear at approximately half the size of the partner’s logo and tagline (2:1 |

Partner:Affymetrix) (the “Approved Proportion”), and not less than 50 points in width.

Attributions noting Affymetrix’ ownership of or exclusive rights to trademarks and logos are required.  For example:

Affymetrix, the Affymetrix logo, and “The Way Ahead.” are trademarks owned or used by Affymetrix, Inc.

Broadcast Advertising

In television or radio, please use the following guidelines based on length of spot:

10-second spots:	One mention at close of spot. “Powered by Affymetrix.”
(About 1.5 seconds.) No pre-approval required.

30-second spots:	One mention in main copy that could incorporate the phrase, “Powered by Affymetrix.” (About 1.5 seconds.)
And one mention at the close of spot that reads, “Powered by Affymetrix. The Way Ahead.” (About 2.5 seconds.)
No pre-approval required.

60-second spots:	One sentence in main copy focused specifically on Affymetrix technology and incorporating the tagline, “Powered by Affymetrix.” (About 5 seconds).
And one mention at the close of spot that reads, “Powered by Affymetrix. The Way Ahead.” (About 2.5 seconds.)
Review and/or collaboration requested prior to production; pre-approval is not required.

Collateral Materials

Similarly, collateral materials including (but not limited to) product literature, brochures, direct mail, posters, sales materials, programs, and presentations (slide or PowerPoint) should bear at least one “Powered by Affymetrix” reference in the body copy.  In addition, the “Powered by Affymetrix.  The Way Ahead.™” logo should appear in the Approved Proportion to the partner’s logo and tagline.  It may appear on the last page, back panel, rear title slide, or in another position where it is clearly noticeable by the reader/viewer.  However, you may use your discretion as to the location of the logo on the page to bring balance or symmetry to the layout.

Again, we require the following trademark attributions:

Affymetrix, the Affymetrix logo, and “The Way Ahead.” are trademarks owned or used by Affymetrix, Inc.

Web Sites

References on company web sites need only bear the appropriate trademark symbols upon first mention (e.g., if mentioned on the home page).  In instances where content jumps to sub-levels, however, the appropriate trademark should be repeated upon first mention at each sub-level.

Products

On products such as microarrays where label “real estate” or live area is at a premium, partners are permitted to use the tagline only.  However, we strongly recommend partners collaborate with Affymetrix on solutions in these cases.

The Roche AmpliChip™ cartridge label, for example, demonstrates an instance in which the company logo and product name (Roche AmpliChip™) should take precedence over the “Powered by Affymetrix.  The Way Ahead.™” logo, since it’s physically impossible to feature both logos on a single array.  Consequently, it is acceptable to Affymetrix to feature only the text version of the signature on one or two lines on the cartridge label, printing specifications permitting.  And if during the layout stage the partners feel two lines unduly clutter the cartridge label, they may opt to feature the “Powered by Affymetrix” line only.

                Examples:               Powered by Affymetrix.

                                                The Way Ahead.™

                                                Powered by Affymetrix.

Packaging

Array, reagent, software, and instrumentation packaging, however, should bear the entire logo treatment.  The logo should appear in the Approved Proportion to the partner’s logo and tagline, and not less than 50 points in width.  Ideally, the logo will appear on the main panel (front or top view facing the reader), and on at least one side panel (right or left).

Package Inserts

Since package inserts contain in-depth technical and/or product-related information, it will suffice to mention that a product incorporates (or is powered by) an Affymetrix technology.  However, as with all other collateral materials, the logo should appear in the Approved Proportion to the partner’s logo and tagline.  Again, the logo may appear no less than 50 points in width to ensure embedded text remains readable.

Similarly, we require the following trademark attributions:

Affymetrix, the Affymetrix logo, and “The Way Ahead.” are trademarks owned or used by Affymetrix, Inc.

User Guides, Product Manuals, & Quick Reference Cards

As with other collateral materials, documents that accompany or support products including (but not limited to) user guides, product manuals, and quick reference cards should bear at least one “Powered by Affymetrix” reference in the body copy.  In addition, the “Powered by Affymetrix.  The Way Ahead.™” logo should appear in the Approved Proportion to the partner’s logo and tagline.  It may appear on the last inside page, back cover, or in another position where it is clearly noticeable by the reader/viewer.  However, you may use your discretion as to the location of the logo and taglines on the page to bring balance or symmetry to the layout.

Again, we require the following trademark attributions:

Affymetrix, the Affymetrix logo, and “The Way Ahead.” are trademarks owned or used by Affymetrix, Inc.

Additional Guidelines for Partners

Compatibility

Partners may use “Affymetrix” as a reference in promotional materials to indicate that third-party products are compatible with a referenced Affymetrix product or technology, provided they comply with the following requirements.

a. The Affymetrix name is not part of the third-party product name.

b. The Affymetrix name is used in a referential phrase such as “runs on,” “for use with,” “for,” or “compatible with.”

c. The Affymetrix name appears less prominent than the product name.

d. The product is in fact compatible with, or otherwise works with, the referenced Affymetrix product.

e. The reference to Affymetrix does not create a sense of endorsement, sponsorship, or false association with Affymetrix, Affymetrix products, or services.

f. The use does not show Affymetrix or its products in a false or derogatory light.

Unauthorized Use of Affymetrix Trademarks

Company, Product, or Service Name
may not use or register, in whole or in part, Affymetrix®, GeneChip®, or any other Affymetrix trademark, including Affymetrix-owned graphic symbols, logos, icons, or an alteration thereof, as or as part of a company name, trade name, product name, or service name except as specifically noted in these guidelines.

Affymetrix Logo and Affymetrix-owned Graphic Symbols
You may not use the Affymetrix logo or any other Affymetrix-owned graphic symbol, logo, or icon on or in connection with web sites, products, packaging, manuals, promotional/advertising materials, or for any other purpose except pursuant to an express written trademark license from Affymetrix, such as a partner agreement.

Further, white space equivalent to the x-height of the body must surround the logo on all four sides as shown below:

Variations, Takeoffs or Abbreviations
You may not use a real Affymetrix logo or other variation of the Affymetrix logo for any purpose. Third parties cannot use a variation, phonetic equivalent, foreign language equivalent, takeoff, or abbreviation of an Affymetrix trademark for any purpose. For example:

Not acceptable:  Affy     genechip

For acceptable usage, partners may refer to the Affymetrix web site for guidance:  http://www.affymetrix.com/corporate/media/guidelines.affx.

Disparaging Manner
You may not use an Affymetrix trademark or any other Affymetrix-owned graphic symbol, logo, or icon in a disparaging manner.

Endorsement or Sponsorship
You may not use Affymetrix®, GeneChip®, or any other Affymetrix trademark, including Affymetrix-owned graphic symbols/logos, or icons, in a manner that would imply Affymetrix’ affiliation with or endorsement, sponsorship, or support of a third-party product or service.

Merchandise Items
You may not manufacture, sell, or give away merchandise items, such as pens and notebooks, bearing Affymetrix®, GeneChip®, or any other Affymetrix trademark, including symbols, logos, or icons, except pursuant to an express written trademark license from Affymetrix.

Affymetrix’ Trade Dress
You may not imitate the distinctive Affymetrix packaging, web site design, logos, or typefaces.

Slogans and Taglines
You may not use or imitate an Affymetrix slogan or tagline as your own.

Examples:	“Tools to take you as far as your vision.™”
“The Way Ahead.™”

Domain Names
You may not use an identical or virtually identical Affymetrix trademark as a second-level domain name.

Not acceptable:   “affymetrix.com”     “GeneChip.com”

The GeneChip® Trademark
You may not use the GeneChip trademark alone, except to denote or refer to the Affymetrix GeneChip® brand product line.